Exhibit 1.2
Execution Version
Pricing Agreement

J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
As Representatives of the several
Underwriters named in Schedule I hereto,	May 5, 2008

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
          Newfield Exploration Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 5, 2008 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Designated Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus or the Time of Sale Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus or the Time of Sale Prospectus (each as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus or the Time of Sale Prospectus, each relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth in Schedule II hereto.
          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
          If the foregoing is in accordance with your understanding, please sign and return to us 10 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.
          No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
[Signature page follows]

Very truly yours,

Newfield Exploration Company
By:	/s/ Terry W. Rathert
	Name:	Terry W. Rathert
	Title:	Senior Vice President and Chief Financial Officer

Accepted as of the date hereof: J.P. Morgan Securities Inc. For itself and on behalf of the several Underwriters
By:	/s/ Lawrence Landry
	Name:	Lawrence Landry
	Title:	Managing Director

Morgan Stanley & Co. Incorporated As the “qualified independent underwriter” referred to in the Underwriting Agreement

By:	/s/ Peter Zippelius
	Name:	Peter Zippelius
	Title:	Vice President

SCHEDULE I

Principal Amount of
Firm Designated
Securities
Underwriter	to be Purchased
J.P. Morgan Securities Inc.	$270,000,000
Morgan Stanley & Co. Incorporated	$144,000,000
BMO Capital Markets Corp.	$22,500,000
Calyon Securities (USA) Inc.	$22,500,000
Greenwich Capital Markets, Inc.	$22,500,000
Wells Fargo Securities, LLC	$22,500,000
Banc of America Securities LLC	$18,000,000
DnB NOR Markets, Inc.	$18,000,000
BBVA Securities	$15,000,000
Fortis Securities LLC	$15,000,000
Mizuho Securities USA Inc.	$15,000,000
Wedbush Morgan Securities Inc.	$15,000,000

Total	$600,000,000

SCHEDULE II
Title of Designated Securities:
7 1/8% Senior Subordinated Notes due 2018
Aggregate Principal Amount:
$600,000,000
Price to Public:
100.00% of the principal amount of the Designated Securities
Underwriting Discount:
1.25% of the principal amount of the Designated Securities
Purchase Price by Underwriters:
98.75% of the principal amount of the Designated Securities
Form of Designated Securities:
Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian
Specified funds for payment of purchase price:
Federal (same day) funds
Time of Delivery:
10 a.m. (New York City time) on May 8, 2008
Indenture:
Indenture dated December 10, 2001, between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly First Union National Bank), as Trustee (“Base Indenture”), as supplemented by the Fourth Supplemental Indenture to be dated as of May 8, 2008 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”)

Maturity:
May 15, 2018
Interest Rate:
7.125% per annum
Interest Payment Dates:
May 15 and November 15 of each year commencing on November 15, 2008
Optional Redemption Provisions:
•	Prior to May 15, 2013, make-whole at Treasuries plus 50 basis points

•	On and after May 15, 2013, at the redemption prices set forth below if redeemed during the 12-month period commencing on May 15 of the years set forth below:

2013	103.563%
2014	102.375%
2015	101.188%
2016 and thereafter	100.000%
•	Prior to May 15, 2011, up to 35% of the aggregate principal amount of the Designated Securities at a redemption price of 107.125% with the proceeds of one or more underwritten offerings of the Company’s common stock under an effective registration statement
Sinking Fund Provisions:
No sinking fund provisions
Closing location for delivery of Designated Securities:
Offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002
Names and Addresses of Representatives:
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Listing of Designated Securities:
     None
Blackout Provisions:
     Until Closing
Underwriter Provided Information:
     The only information provided by the Underwriters and Representatives is (i) the table set forth in the first paragraph and (ii) the fourth paragraph, each under the caption “Underwriting” in the Prospectus.
The Time of Sale:
     3:10 p.m. (New York City Time) on May 5, 2008.
Time of Sale Prospectus:	1)	Prospectus dated May 2, 2008 relating to the Securities;

	2)	The preliminary prospectus supplement dated May 5, 2008 relating to the Designated Securities; and

	3)	The pricing term sheet relating to the Designated Securities to be filed as a free writing prospectus by the Company under Rule 433 of the Securities Act dated May 5, 2008.